Exhibit 10.7

EXECUTION VERSION

GUARANTY AGREEMENT

THIS GUARANTY (this “Guaranty”) is made as of July 24, 2013, by and among the guarantors identified on Exhibit A attached hereto (collectively, the “Guarantors”), and Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”) in favor of Bank of America, N.A. (the “Lender”).

RECITALS

Pursuant to that certain Loan Agreement dated April 16, 2013, by and among RIF V – Glendale Commerce Center, LLC, a California limited liability company, RIF V – GGC Alcorn, LLC, a California limited liability company, and RIF V – 3360 San Fernando, LLC, a California limited liability company (collectively and individually the “Borrower”) and Lender (the “Loan Agreement”), the Lender made a loan to the Borrower in the original maximum principal amount of $42,750,000 (the “Loan”), which Loan is secured by, among other collateral, that certain Deed of Trust, Assignment, Security Agreement and Fixture Filing dated April 16, 2013 made by RIF V – Glendale Commerce Center, LLC and RIF V – 3360 San Fernando, LLC, together as grantor, to Lender, and that certain Deed of Trust, Assignment, Security Agreement and Fixture Filing dated April 16, 2013 made by RIF V – GGC Alcorn, LLC, to Lender (together the “Deed of Trust”), which grants to Lender a security interest in certain real property (or the leasehold interest therein) located in the City of Los Angeles, State of California, commonly known as 3332, 3334, 3368, 3370, 3378, 3380, 3410, 3429, 3340 and 3360 San Fernando Road and 3550 Tyburn Street and further described in the Deed of Trust and related personal property (the foregoing, collectively, the “Property” and together with any other property securing the Loan, if any, the “Collateral”). The documents which evidence the Loan or the Collateral, including, without limitation, the Deed of Trust, are collectively referred to as the “Loan Documents.”

In order to assure the Borrower’s payment of its obligations under the Loan and the performance of the Borrower’s obligations under the Loan and the Deed of Trust, the Guarantors are willing to guarantee a portion of the amounts due under the Loan on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree as follows:

1. Guaranty.

(a) If (i) an event of a default which permits the Lender to accelerate the repayment of the obligations of the Borrower to the Lender secured by the Deed of Trust (collectively, the “Obligations”) has occurred (such default and repayment obligation referred to hereinafter as a “Default”), and (ii) the Lender has accelerated the Loan as a result of such Default, then each Guarantor, severally and not jointly, absolutely and unconditionally guarantees and promises to pay directly to the Lender on behalf of the Borrower in lawful money of the United States of America an amount equal to such Guarantor’s Guaranty Percentage (as defined below) of the Shortfall Amount (as defined below); provided that no demand shall be made under this Guaranty for payment by any Guarantor as a result of a Default (x) until such time as the Lender shall have fully and completely exercised (and not waived) all rights, powers, and remedies it has with respect to foreclosure on the Property and pursued all of its available rights and remedies against other assets of the Borrower which secure the Loan, if any, and any recoveries from such actions have been applied to reduce the amount of the Obligations or (y) following the date any such Default is cured. For purposes of this Guaranty, the following definitions shall apply. The “Shortfall Amount” shall equal the positive excess of (i) the lesser of: (A) the aggregate of the “Maximum Liability” (as listed opposite the Guarantors’ names on Exhibit A attached hereto) of all Guarantors whose obligations under this Guaranty are then outstanding; and (B) the aggregate outstanding amount of the Obligations immediately prior to the Default (the “Aggregate Maximum Liability”), over (ii) the sum of all cash and other amounts received or otherwise recovered by the Lender together with the fair market value of the Property obtained by the Lender (without regard to whether such amounts and value are applied to principal, interest, late fees, penalties and costs of collection), if any, after the Default from or on behalf of the Borrower in proceedings against the Borrower or the Property under the Loan Documents. Each Guarantor’s “Guaranty Percentage” shall equal the quotient of (i) such Guarantor’s Maximum Liability (as listed opposite the Guarantors’ names on Exhibit A attached hereto) over (ii) the Aggregate Maximum Liability. Notwithstanding anything to the contrary in the foregoing, the maximum amount of each Guarantor’s liability hereunder shall in no event be greater than the “Maximum Liability” listed opposite the Guarantor’s name on Exhibit A attached hereto, and under no circumstances shall a Guarantor be obligated to pay an aggregate amount under this Guaranty in excess of such Guarantor’s Maximum Liability. The obligations of each Guarantor hereunder are separate and distinct from the obligations of any other Guarantor hereunder and are not joint and several.

(b) Notwithstanding any provision to the contrary in this Guaranty, no Guarantor shall have any obligation to make any payment pursuant to this Guaranty to the extent that the Default occurs as a result of, or in connection with “material uninsured damage” to the Property caused by an earthquake or act of terrorism. For purposes of this Guaranty, the term “material uninsured damage” shall refer to damage to the Property that is not compensated for by insurance and which is in an amount greater than twenty percent (20%) of the original principal amount of the Loan.

2. Term of Guaranty. This Guaranty, as well as all of the rights, duties, requirements and obligations created hereunder, shall expire and be of no further force or effect with respect to each Guarantor as of the earlier of (a) the date on which the Obligations under the Loan are satisfied in full, or (b) the Termination Date with respect to such Guarantor. The “Termination Date” with respect to a Guarantor shall be the effective date set forth in a written notice from such Guarantor to the Borrower and the Lender, stating that such Guarantor is terminating its obligations under this Guaranty, provided that (i) such date shall not be earlier than the earlier of (x) three (3) months after the date such Guarantor has disposed of all of its equity interest in the Operating Partnership or (y) six (6) months after such Guarantor has given written notice to the Operating Partnership that he wishes to be released from his obligations under this Guaranty, and (ii) the fair market value of the Collateral exceeds the outstanding balance of the Obligations, including accrued and unpaid interest, as of the Termination Date. Notwithstanding the foregoing, the obligations of a Guarantor hereunder shall continue after the Termination Date with respect to such Guarantor to the extent of any claims that are attributable fully and solely to an event or action that occurred on or before the Termination Date with respect to such Guarantor.

3. Remedies. If a Guarantor fails to promptly perform his obligations under this Guaranty, the Lender may from time to time bring an action at law or in equity, or both, to compel such Guarantor to perform his obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by the Lender as a consequence of the failure of such Guarantor to perform his obligations together with interest thereon at the rate of interest applicable to the principal balance of the Loan.

4. Rights of the Lender. Without in any manner limiting the generality of the foregoing, the Borrower, the Lender, or any subsequent holder of the Loan or beneficiary of the Deed of Trust may, from time to time, without notice to or consent of the Guarantors, agree to any amendment, waiver, modification or alteration of the Loan or the Deed of Trust relating to the Borrower and its rights and obligations thereunder (including, without limitation, renewal, waiver or variation of the maturity of the indebtedness pursuant to the Loan, increase or reduction of the rate of interest payable under the Loan, release, substitution or addition of any guarantor or endorser and acceptance of any security for the Loan). The Loan may be extended one or more times without notice to or consent from the Guarantors, and the Guarantors shall remain at all times bound to its obligations under this Guaranty, notwithstanding such extensions.

5. Guarantors’ General Waivers. Until the Obligations are paid in full, each Guarantor waives: (a) any defense now existing or hereafter arising based upon any legal disability or other defense of the Borrower, such Guarantor or any other guarantor or other Person (as defined below), or by reason of the cessation or limitation of the liability of the Borrower, such Guarantor or any other guarantor or other Person from any cause other than full payment and performance of all obligations due under the Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of the Borrower or any other Person, or any defect in the formation of the Borrower or any other Person; (c) the unenforceability or invalidity of any security or guarantee or the lack of perfection or continuing perfection, or failure of priority of any security for the obligations guarantied hereunder; (d) subject to Section 1(a), any and all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise (or any other comparable laws of any other State applicable to this Guaranty or the security for the Loan); (e) any defense based upon the Lender’ failure to disclose to such Guarantor any information concerning Borrower’s or any other Person’s financial condition or any other circumstances bearing on the Borrower’s or any other Person’s ability to pay and perform all obligations due under the Loan or any of the other Loan Documents; (f) any failure by the Lender to give notice to the Borrower, such Guarantor or any other Person of the sale or other disposition of security held for the Loan, and any defect in notice given by the Lender in connection with any such sale or disposition of security held for the Loan; (g) any failure of the Lender to comply with applicable laws in connection with the sale or disposition of security held for the Loan, including, without limitation, any failure by the Lender to conduct a commercially reasonable sale or other disposition of such security; (h) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, or that reduces a surety’s or guarantor’s obligations in proportion to the principal’s obligation; (i) any use of cash collateral under Section 363 of the Federal Bankruptcy Code; (j) any defense based upon the Lender’ election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (k) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; and (l) any defense based upon the application by the Borrower of the proceeds of the Loan for purposes other than the purposes represented by the Borrower to the Lender or intended or understood by the Lender or such Guarantor. Each Guarantor agrees that the payment and performance of all obligations due under the Loan or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Loan or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to such Guarantor’s liability hereunder. Without limiting the generality of the foregoing or any other provision hereof, and subject to the proviso in Section 1(a), each Guarantor further waives any and all rights and defenses that such Guarantor may have because the Borrower’s debt is secured by real property; this means, among other things, that if the Lender forecloses on any real property collateral, including the Property, pledged by the Borrower, then the Lender may collect from such Guarantor in accordance with the terms of this Guaranty even if the Lender, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from the Borrower. Subject to Section 1(a), the foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because the Borrower’s debt is secured by real property. Without limiting the generality of the foregoing or any other provision hereof, until the Obligations are paid in full (and subject to the provisos set forth in Paragraph 6), and subject to the proviso in Section 1(a), each Guarantor expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to such Guarantor under California Civil Code Sections 2787 to 2844, inclusive, 2846 to 2855, inclusive, 2899 and 3433 and under California Code of Civil Procedure Sections 580a, 580b, 580d and 726 (or any of such sections), or any other jurisdiction to the extent the same are applicable to this Guaranty or the agreements, covenants or obligations of such Guarantor hereunder (or any other comparable laws of any other State applicable to this Guaranty or the security for the Loan).

6. Waiver of Rights of Subrogation. Subject to Section 1(a), this is a guarantee of payment and not of collection, and the obligations of the Guarantors hereunder shall be in addition to and shall not limit or in any way affect the obligations of the Guarantors under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. Each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Guarantor may now or hereafter have against the Borrower or any other Person directly or contingently liable for the payment or performance of the Loan or Deed of Trust (including, without limitation, any property collateralizing the Obligations), arising solely from the existence or performance of this Guaranty. Each Guarantor further agrees that it will not enter into any agreement providing, directly or indirectly, for contribution, reimbursement or repayment by the Borrower or any other Person on account of any payment by such Guarantor and further agrees that any such agreement, whether existing or hereafter entered into, would be void. In furtherance, and not in limitation, of the preceding waiver, each Guarantor and the Operating Partnership by their acceptance hereof agree that (i) any payment to the Lender or any Indemnified Party by such Guarantor pursuant to this Guaranty shall be treated as a contribution by such Guarantor to the capital of the Operating Partnership, followed by a contribution by the Operating Partnership to the capital of Borrower, or, if the Operating Partnership owns Borrower through one or more entities, as a contribution by the Operating Partnership to the capital of Borrower through successive contributions through each such entity, and any such payment shall not cause such Guarantor to be a creditor of the Operating Partnership, the Borrower or any partner or affiliate thereof, and (ii) such Guarantor shall not be entitled to, and shall not receive, the return of any such capital contribution or receive any consideration in exchange therefor (including, but not limited to, any distribution from the Operating Partnership with respect to such contribution or interests or units in the Operating Partnership).

7. Indemnification of Other Parties. If, for any reason, (A) the Operating Partnership or any of its partners or affiliates, other than Borrower (each, an “Indemnified Party”), is required to make (i) any payment to the Lender or (ii) any contribution to the Operating Partnership or the Borrower with respect to the portion of the Loan for which a payment pursuant to this Guaranty is required, or (B) the Lender’ ability to make a claim against any Guarantor is reduced solely as a result of the Lender’s concurrent status as an Indemnified Party (collectively, an “Indemnified Party Outlay”), each Guarantor shall absolutely and unconditionally reimburse the Indemnified Party for, or pay to the Lender (as applicable), the lesser of (i) such Guarantor’s Guaranty Percentage of the full amount of such Indemnified Party Outlay or (ii) the maximum amount such Guarantor would have been obligated to pay the Lender under Paragraph 1 hereof had such payment not been made by the Indemnified Party or had such reduction not occurred and provided the conditions set forth in Paragraph 1 hereof triggering such obligations by such Guarantor shall have occurred. Each Guarantor shall reimburse the Indemnified Party, or make a payment to the Lender, as and to the extent required by this Paragraph 7 within 60 days after receiving written notice of an Indemnified Party Outlay from the Indemnified Party. It is intended that each Indemnified Party be a third party beneficiary of the obligations of the Guarantors under this Paragraph 7, and that each Indemnified Party shall have the right to enforce the obligations of the Guarantors hereunder, except as expressly provided in this Guaranty. Any payments to an Indemnified Party or the Lender hereunder shall for all purposes hereunder be treated by each Guarantor and the Operating Partnership as capital contributions by each Guarantor to the Operating Partnership, followed by capital contributions by the Operating Partnership to the Borrower, or, if the Operating Partnership owns Borrower through one or more entities, as a contribution by the Operating Partnership to the capital of Borrower through successive contributions through each such entity, in accordance with the provisions of Paragraph 6 above.

8. Unsecured Obligations. This Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty. Notwithstanding the foregoing, in no event shall the Deed of Trust secure this Guaranty.

9. Understanding With Respect to Waivers. Each Guarantor warrants and agrees that each of the waivers set forth in this Guaranty are made with such Guarantor’s full knowledge of their significance and consequences, and that under the circumstances the waivers are reasonable and not contrary to public policy or law. If any of said waivers shall hereafter be determined by a court of competent jurisdiction to be contrary to any applicable law or against public policy, such waivers shall be effective only to the maximum extent permitted by law.

10. Rules of Construction. The term “Borrower” as used herein shall include the Borrower and any other Person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the Borrower under the Loan or any of the other Loan Documents. The term “Person” as used herein shall include any individual, corporation, partnership, limited liability company, trust or other legal entity of any kind whatsoever. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

11. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAWS. EACH GUARANTOR AND ALL PERSONS AND ENTITIES IN ANY MANNER OBLIGATED TO THE LENDER UNDER THIS GUARANTY CONSENT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT WITHIN THE STATE OF CALIFORNIA AND ALSO CONSENT TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA OR FEDERAL LAW (OR THE LAW OF ANY OTHER STATE APPLICABLE TO THIS GUARANTY OR THE SECURITY FOR THE LOAN).

12. Disclosure. The Operating Partnership shall furnish a copy of this Guaranty to the Lender immediately after its execution by the Guarantors.

13. No Assignment. None of the parties shall be entitled to assign their rights or obligations under this Guaranty to any other Person without the written consent of the other parties.

14. Entire Agreement. The Guarantors, the Operating Partnership and, by the Lender’s acceptance of the delivery of a copy of this Guaranty pursuant to Paragraph 12, the Lender agree that this Guaranty contains the entire understanding and agreement between them with respect to the subject matter hereof and cannot be amended, modified or superseded, except by an agreement in writing signed by all of such parties in accordance with Paragraph 16.

15. Notices. Any notice given pursuant to this Guaranty shall be in writing and shall be deemed given when delivered personally to the other party, or sent by registered or certified mail, postage prepaid, to the addresses listed below or to such other address with respect to which notice is subsequently provided in the manner set forth above.

if to the Operating Partnership, to:

Rexford Industrial Realty, L.P.

11620 Wilshire Boulevard, Suite 300

Los Angeles, CA 90025

Facsimile: (310) 966-1690

Attention: Howard Schwimmer and Michael S. Frankel

if to a Guarantor, to:

Rexford Industrial Realty, Inc.

11620 Wilshire Boulevard, Suite 300

Los Angeles, CA 90025

Facsimile: (310) 966-1690

Attention: Howard Schwimmer and Michael S. Frankel

16. Amendments. This Guaranty shall not be modified, amended or (except as expressly provided herein) terminated in a manner which is materially adverse to the Lender, the Borrower or any Indemnified Party without the written consent of such party.

17. Miscellaneous. The provisions of this Guaranty shall bind and benefit, the heirs, executors, administrators, legal representatives, successors and assigns of each Guarantor, the Borrower, the Lender and the Indemnified Parties. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.

18. Counterparts. This Guaranty may be executed in counterparts (including by scan or facsimile) with the same effect as if all parties hereto had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

19. Condition of the Borrower. The Guarantors are not relying in any manner upon any representation or statement of the Lender or any other Person. Each Guarantor hereby represents and warrants that it is not relying upon or expecting the Lender to furnish to it any information now or hereafter in the Lender’s possession concerning the same or any other matter. By executing this Guaranty, each Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks it acknowledges. The Guarantors shall have no right to require the Lender to obtain or disclose any information with respect to the Obligations, the financial condition or character of the Property, the Borrower’s ability to pay or perform the Obligations, the existence or non-existence of any guaranties of all or any part of the Obligations, any action or non-action on the part of the Lender, the Borrower or any other Person, or any other matter, fact or occurrence whatsoever.

20. Ambiguity. Each Guarantor hereby waives any provision of law (including without limitation California Civil Code section 1654) (or any other comparable laws of any other State applicable to this Guaranty or the security for the Loan) to the effect that an ambiguity in a contract or agreement should be interpreted against the party that drafted the contract or agreement or was responsible for the drafting of the contract or agreement.

[Signature page follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the Guarantors have duly authorized and executed this Guaranty as of the date first above written.

GUARANTORS: Guarantors listed in Exhibit A hereto

By: Rexford Industrial Realty, L.P., a Maryland limited partnership, as Attorney-in-Fact acting on behalf of each of the Guarantors named in Exhibit A hereto

By: Rexford Industrial Realty, Inc., a Maryland corporation, its general partner

By:	/s/ Howard Schwimmer
Name: Howard Schwimmer
Title: Co-Chief Executive Officer

By:	/s/ Michael Frankel
Name: Michael S. Frankel
Title: Co-Chief Executive Officer

[Signature page to Debt Guaranty Agreement]

EXECUTION VERSION

BORROWER:

RIF V – Glendale Commerce Center, LLC, a California limited liability company

RIF V – GGC Alcorn, LLC, a California limited liability company

RIF V – 3360 San Fernando, LLC, a California limited liability company

By: Rexford Industrial Realty, L.P., a Maryland limited partnership, its sole member and manager

By: Rexford Industrial Realty, Inc., a Maryland corporation, its general partner

	By:	/s/ Howard Schwimmer
Name: Howard Schwimmer Title: Co-Chief Executive Officer

	By:	/s/ Michael Frankel
Name: Michael S. Frankel Title: Co-Chief Executive Officer

OPERATING PARTNERSHIP Rexford Industrial Realty, L.P., a Maryland limited partnership

By: Rexford Industrial Realty, Inc., a Maryland corporation, its general partner

By:	/s/ Howard Schwimmer
Name: Howard Schwimmer Title: Co-Chief Executive Officer

By:	/s/ Michael Frankel
Name: Michael S. Frankel Title: Co-Chief Executive Officer

[Signature page to Debt Guaranty Agreement]

EXECUTION VERSION

Exhibit A

Guarantors	Maximum Liability	Current Guaranty Percentage
Guarantor 1	$39,110	0.214%
Guarantor 2	$39,108	0.214%
Guarantor 3	$17,066	0.094%
Guarantor 4	$6,534,722	35.823%
Guarantor 5	$58,662	0.322%
Guarantor 6	$27,881	0.153%
Guarantor 7	$117,314	0.643%
Guarantor 8	$22,646	0.124%
Guarantor 9	$30,474	0.167%
Guarantor 10	$39,113	0.214%
Guarantor 11	$3,169	0.017%
Guarantor 12	$686	0.004%
Guarantor 13	$3,466,580	19.004%
Guarantor 14	$3,146	0.017%
Guarantor 15	$61,089	0.335%
Guarantor 16	$19,560	0.107%
Guarantor 17	$78,209	0.429%
Guarantor 18	$30,217	0.166%
Guarantor 19	$195,541	1.072%
Guarantor 20	$87,991	0.482%
Guarantor 21	$39,109	0.214%
Guarantor 22	$6,743,465	36.968%
Guarantor 23	$195,532	1.072%
Guarantor 24	$391,064	2.144%
Aggregate Maximum Liability	$18,241,454	100%